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                              RESTATED OPTION AGREEMENT


    THIS RESTATED OPTION AGREEMENT. is made this 6th day of October, 1994 by and between Paper Warehouse, Inc., a Minnesota corporation (the "Corporation") and LSG Corporation, a Minnesota corporation ("LSG").

    WHEREAS, the Corporation and LSG are parties to an Option Agreement dated December 1, 1992 (the "Option Agreement");

    WHEREAS, the Option Agreement contained material inconsistencies and ambiguities regarding the amount of capital stock of the Corporation obtainable by LSG pursuant to the options granted thereunder; and

    WHEREAS, the Corporation and LSG each desire to clarify the ambiguities contained in the Option Agreement by restating the Option Agreement in its entirety.

    NOW, THEREFORE, the Corporation and LSG hereby agree as follows:

    1. GRANT OF OPTIONS TO ACQUIRE COMMON STOCK. The Corporation hereby grants LSG a conditional option (the "Event Option") to acquire 3,863 shares of common stock of the Corporation (which represent 10% of common stock of the Corporation outstanding as of the date of the Option Agreement) upon the occurrence of a Triggering Event. "Triggering Event" as used herein shall mean the effective date of any merger between the Corporation and any unrelated entity or the offering of capital stock of the Corporation pursuant to a public offering registered under the Securities Act of 1933, as amended. The Corporation also grants to LSG, effective January 1, 1998 a conditional option (the "1998 Option") to acquire 3,863 shares of common stock of the Corporation (the "1998 Option Shares") which represent 10% of the common stock of the Corporation outstanding as of the date of Option Agreement. The effectiveness of the 1998 Option is conditioned on the non-exercise of the Event Option.


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    2.   PUT OPTION.  Upon receipt of the 1998 Option Shares, LSG has the right to put the 1998 Option Shares back to the Corporation (the "Put Option") at a price equal to the aggregate book value per share of the 1998 Option Shares calculated as of the end of the immediately preceding fiscal year of the Corporation (the "Put Price"). The first $150,000 of the Put Price shall be paid in cash and the balance, if any, shall be paid pursuant to a three-year, unsecured promissory note of the Corporation bearing interest at a rate equal to the lessor of the referenced rate established by First Bank, National Association or the Federal short-term rate as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended.

    3. EXERCISE PRICE OF THE 1998 OPTION AND EVENT OPTION. Upon exercise of either the 1998 Option or the Event Option, LSG shall pay the Corporation $150,000 plus an amount equal to ten percent (10%) of all capital and equity contributions made to the Corporation between December 1, 1992 and the date of such exercise.

    4. MISCELLANEOUS. All notices, instructions and other communications provided for herein to the Corporation shall be deemed valid, made and served if in writing and either delivered personally or sent by certified or registered mail, postage prepaid, and addressed to the Corporation as follows:

         Paper Warehouse, Inc.
         c/o Yale T. Dolginow
         7634 Golden Triangle Drive
         Eden Prairie, Minnesota 55344

    LSG shall provide 60 days written notice to the Corporation of its intent to exercise either the Event Option, the Put Option or the 1998 Option. All transactions provided for herein shall occur no later than five (5) business days from the date notice is received by the Corporation of the intention of LSG to exercise either the Event Option or the 1998 Option. The closing of any


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transaction provided for herein shall occur at the office of the Corporation at such time as may be agreed upon by the parties hereto. The terms of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs. This agreement is not assignable without the prior written consent of the other party. This agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This agreement supersedes and replaces in its entirety the Option Agreement, no term of which shall have any further force or effect.


    5.   TERMINATION OF OPTIONS.  The Event Option shall terminate on
November 30, 1997.   The 1998 Option and the Put Option shall become
effective January 1, 1998 and shall terminate on December 31, 1998. The 1998 Option shall also immediately terminate upon the exercise by LSG of the Event Option.

    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date and year first above written.

                                  PAPER WAREHOUSE, INC.


                                  By
                                      -------------------------------
                                      Its
                                          ---------------------------


                                  LSG CORPORATION


                                  By
                                      -------------------------------
                                       Its
                                           --------------------------


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